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                                                                    EXHIBIT 10.2

ADDENDUM TO THE LICENSE AND SUPPLY AGREEMENT
DATED JANUARY 17,1996

between

ORGANOGENESIS INC., a company organized under the laws of the State of Delaware, of 150, Dan Road, Canton, MA 0202 1, USA (hereinafter "Organogenesis"),

and

NOVARTIS PHARMA AG, a corporation organized under the laws of Switzerland, of Lichtstrasse 35, 4056 Basel, Switzerland (hereinafter "Novartis").


WHEREAS, Organogenesis and Novartis entered into an agreement dated as of January 17, 1996, (the "Agreement') which provided a License and Supply Agreement;

WHEREAS, because the FDA * * * on or before * * *, the condition of the Second Contingent Investment required by the Stock Purchase Agreement dated as of January 17, 1996, between Organogenesis Inc. and the former Sandoz Pharma Ltd., now Novartis Pharma AG, * * *; and

WHEREAS, the parties desire to enter into an Amendment Agreement of the Stock Purchase Agreement so as to provide for a renewed and revised Second Contingent Investment on different terms than had been agreed upon in the Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Novartis agrees to amend Section 1.3 of the Stock Purchase Agreement as described in the Amendment of the Stock Purchase Agreement.

2.In return, Organogenesis commits itself to use this Second Contingent
  Investment for the following activities:

* * *



* * *Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.
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3. Organogenesis, except as required by law, will not disclose any terms of this
Addendum nor any terms of the Amendment of the Stock Purchase Agreement without the prior written approval of Novartis.

All of the other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum Agreement as of the date first hereunder.



Basle, March 23, 1998                                   Canton,

NOVARTIS PHARMA AG                                      ORGANOGENESIS INC.



A. L. Eha                    V. Laanio                  H. Stein
Senior Legal Counsel         Head of Strategy           Chairman and
                             and Public Affairs         Chief Executive Officer

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                AMENDMENT AGREEMENT (the "Amendment Agreement") dated
               as of March 23, 1998, between ORGANOGENESIS INC., a Delaware corporation (the "Corporation") and NOVARTIS PHARMA AG, a Switzerland corporation (the "Investor")


     WHEREAS, the Corporation and the Investor entered into an Agreement, dated as of January 17, 1996 (the "Agreement") which provided for the sale and issuance by the Corporation and the purchase by the Investor of shares of Common Stock of the Corporation (the "Shares") upon various occurrences, described in the Agreement as the "Initial Investment," the "First Contingent Investment," and the "Second Contingent Investment;"

     WHEREAS, because the FDA * * * on or before * * *, a condition of the Second Contingent Investment required by Section 1.3 of the Agreement * * *; and

     WHEREAS, the parties desire to enter into this Amendment Agreement so as to provide for a renewed and Revised Second Contingent Investment on different terms than had been agreed upon in the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. SECOND CONTINGENT INVESTMENT. Section 1.3 of the Agreement is revised as follows:

(a) Upon execution of this Amendment Agreement, (i) the Investor shall pay to the Corporation a milestone payment of $750,000 and (ii) the Corporation shall sell and issue to the Investor, and the Investor shall purchase and receive from the Corporation, Shares for a purchase price of $3,000,000. The number of Shares which the Corporation shall issue and sell to the Investor pursuant to this Section l (a) (ii) shall equal $3,000,000 divided by the "Share Price." The "Share Price" shall mean the average closing of the Corporation's Common Stock,



* * *Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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     as quoted in The Wall Street Journal for the 30-day period immediately
                  -----------------------
     prior to the date upon which this Amendment Agreement is executed.

     (b) If the FDA * * * (as defined in Section * * * of the License and Supply Agreement, dated January 17, 1996 between the Corporation and the Investor) in the * * * for the * * *:

          (1) * * *, then at the Second Contingent Closing (as hereinafter defined) (i) the Investor shall pay to the Corporation a milestone payment of * * * and (ii) the Corporation shall sell and issue to the Investor, and the Investor shall purchase and receive from the Corporation, Shares for a purchase price of * * *. The number of Shares which the Corporation shall issue and sell to the Investor pursuant to this Section l (b) (1) (ii) shall equal * * * divided by the Share Price as defined in Section l (a) (ii) hereof, except that the 30-day period shall be the thirty days immediately prior to the earlier of (x) * * * and (y) * * *;

          (2) * * *, then at the Second Contingent Closing (i) the Investor shall pay to the Corporation a milestone payment of * * * and (ii) the Corporation shall sell and issue to the Investor, and the Investor shall purchase and receive from the Corporation Shares for a purchase price (the "Purchase Price") equal to * * *. The number of Shares which the Corporation shall issue and sell to the Investor pursuant to this Section 1 (b) (2) (ii) shall equal the Purchase Price divided by the Share Price as defined in Section l (b)(1) (ii) hereof; and






* * *Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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          (3)   * * *, the Investor shall * * * pursuant to this Amendment
          Agreement * * * from the Corporation.

     (c) All references to Section 1.3 in the Agreement shall hereafter refer to Section 1.3 as revised by this Section 1 of the Amendment Agreement.

2.  SECOND CONTINGENT CLOSING.

     (a) In lieu of Section 2.3 of the Agreement, the parties agree that the closing of the Second Contingent Investment (the `Second Contingent Closing") shall take place within 45 days after the * * *, on a date agreed to by the Corporation and the Investor, or on such later date as is mutually agreeable to the Corporation and the Investor.

     (b) All of the other provisions of Section 2 of the Agreement shall remain in full force and effect except that in Section 2.5 of the Agreement the term "* * * in the case of the Second Contingent Investment," shall be replaced by the term "and in the case of the Second Contingent Investment a
     * * * milestone payment and * * * for Shares * * * as provided by Section l (b) (2) (ii) of the Amendment Agreement, dated as of March 23, 1998."

3. ALL OTHER PROVISIONS OF THE AGREEMENT. All of the other terms and conditions of the Agreement shall remain in full force and effect.



IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first above written.

Corporation;                                 Investor;

ORGANOGENESIS INC.                           NOVARTIS PHARMA AG,

By:                                          By:
Chairman and Chief Executive Officer         By:



  * * * Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.